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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this registration statement of Shelbourne Properties II, Inc. on Form S-4 of our reports dated March 17, 2000 appearing in the Annual Report on Form 10-K of High Equity Partners L.P. - Series 86 for the year ended December 31, 1999 and to the use of our report dated April 4, 2000, on our audit of the consolidated balance sheet of Shelbourne Properties II, Inc. as of April 3, 2000, appearing in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 7, 2000